Exhibit 99.1
LIFECORE BIOMEDICAL REPORTS RESULTS FOR FOURTH QUARTER AND FISCAL YEAR ENDED JUNE 30, 2006
Sales Increase 19%; Pro-Forma Profits Up 70%
CHASKA, MN. – August 10, 2006 – LIFECORE BIOMEDICAL, INC. (Nasdaq: LCBM) today reported record net sales of $17.7 million in the fourth quarter ended June 30, 2006, an increase of 19% over net sales of $14.9 million in the fourth quarter of fiscal year 2005.
Fiscal fourth quarter GAAP net income of $2,411,000, or $.18 per diluted share, was posted for the quarter compared to GAAP net income of $11,744,000, or $.87 per diluted share, in the quarter ended June 30, 2005. The fourth quarter of last fiscal year was significantly impacted by the release of the deferred tax valuation allowance in the net amount of $10,205,000, after deducting income tax expense of $1,717,000. Excluding the effect of these tax adjustments, pro-forma fiscal 2005 fourth quarter net income was $1,539,000, or $.11 per diluted share, after applying an effective tax rate of 33.3%. Fiscal 2006 fourth quarter results include expenses for stock options in the amount of $211,000 and income tax expense of $1,586,000 at an effective rate of 39.7%. Pro-forma net income for the fourth quarter of fiscal 2006 was $2,622,000, or $.19 per diluted share, when the stock option expense is excluded. Pro-forma results reflected a 70% increase in net income for the fourth quarter. (See Disclosure of Pro-Forma Information and Reconciliation of GAAP Net Income to Pro-Forma Net Income Information later in this press release.)
For its fiscal year ended June 30, 2006, Lifecore had record net sales of $63.1 million, an increase of 13% over the $55.7 million reported in fiscal year 2005. Foreign currency translation comparisons decreased fiscal 2006 sales by $422,000 compared to fiscal 2005.
Fiscal 2006 GAAP net income was $7,040,000, or $.52 per diluted share, compared to fiscal 2005 GAAP net income of $17,511,000, or $1.31 per diluted share, which includes the previously mentioned non-recurring tax benefit. Excluding the effect of the tax benefit, pro-forma fiscal 2005 net income was $5,589,000, or $.42 per diluted share, after applying an effective tax rate of 33.3%. Fiscal 2006 results include expenses for stock options in the amount of $844,000 and income tax expense of $4,380,000 at an annual effective rate of 38.4%. Pro-forma net income for fiscal 2006 was $7,884,000, or $.58 per diluted share, when the stock option expense is excluded. Pro-forma results reflected a 41% increase in net income for the fiscal year. (See Disclosure of Pro-Forma Information and Reconciliation of GAAP Net Income to Pro-Forma Net Income Information later in this press release.)
“We posted records in both sales and pro-forma net income for the second year in a row,” said Dennis J. Allingham, President and CEO. “We are obviously pleased with the results and I salute our employees for their execution of the vision established two years ago.”
The Company’s cash position is $26.6 million at June 30, 2006, an increase of $8.1 million from last fiscal year. Cash effects associated with the income tax expenses reflected in the current fiscal year were minimal due to the utilization of net operating loss carry forwards.
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Hyaluronan Division
Net sales from the Hyaluronan Division for the fourth quarter were a record $5.5 million, an increase of 27% from the $4.3 million reported in the same quarter last year. Net sales for fiscal year 2006 were also a record at $20.2 million compared to $18.5 million a year ago, an increase of $1.7 million or 9%. Growth in both the quarter and the fiscal year resulted from higher sales to orthopedic customers and increased revenue from product development.
The Division reported operating income of $1,737,000 for the fourth quarter compared to operating income of $293,000 in the fourth quarter of fiscal year 2005. Operating income of $5,284,000 was reported for fiscal year 2006 compared to operating income of $3,485,000 last fiscal year.
“Record sales in the fourth quarter drove operating income to a record level,” said Dennis J. Allingham, President & CEO. “Operating income of 32% for the quarter and 26% for the fiscal year is indicative of the leverage in this business from higher sales levels.”
Oral Restorative Division
Net sales from the Oral Restorative Division for the quarter were a record $12.2 million, an increase of 15% from the $10.6 million recorded in the fourth quarter last year. Net sales for fiscal year 2006 were a record $42.9 million compared to $37.2 million in fiscal year 2005, an increase of 16%. Domestic sales were especially strong with a 23% increase for the fourth quarter and a 22% increase for the fiscal year. International sales were up 5% for the fourth quarter and 8% for the fiscal year. Foreign currency translation comparisons decreased fiscal 2006 sales by $422,000 compared to fiscal 2005.
The Division reported operating income of $1,943,000 for the fourth quarter compared to operating income of $1,818,000 in the fourth quarter of fiscal year 2005. Operating income of $5,592,000 was reported for the fiscal year compared to operating income of $4,585,000 in fiscal year 2005.
“Strong domestic sales, driven by the contribution from the Prima™ Implant System, produced record operating income,” said Dennis J. Allingham, President & CEO. “We continue to see this product line penetrate the market and clinical performance has been extremely encouraging.”
Outlook
The Company expects fiscal year 2007 sales of $70 to $72 million, which represents an increase of 11 to 14 percent over fiscal year 2006.
Growth is expected to again be driven by the Oral Restorative Division in fiscal year 2007, particularly in the domestic market as we accelerate the rate of sales force expansion. We anticipate improved growth in our international markets in fiscal 2007 with the launch of the Prima™ Implant System throughout the fiscal year. The pattern of growth for the Hyaluronan Division is expected to be similar to fiscal year 2006, i.e., occurring later in the fiscal year.
The Company expects continued improvement in profitability with a 19 to 27 percent increase in net income. Fiscal 2007 earnings per share are expected to be $.61 to $.65 per diluted share, reported as if fully taxed at 38.5%. The Company noted that fiscal year 2007 guidance reflects stock option expenses of $1.1 million.
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The Company expects sales of $14.8 to $15.2 million in the first quarter of fiscal year 2007 with earnings per diluted share of $.07 to $.09, reported as if fully-taxed at 38.5%. This guidance reflects stock option expense of $266,000.
Disclosure of Pro-Forma Information
Lifecore reports its financial results in accordance with generally accepted accounting principles (“GAAP”) and additionally on a non-GAAP basis referred to as pro-forma. These pro-forma measures are not in accordance with, nor are they a substitute for, GAAP measures and may not be consistent with the presentation used by other companies. Lifecore uses the pro-forma financial measures to evaluate and manage the Company’s operations. Lifecore is providing this information to investors and analysts to facilitate performance of additional financial analysis, because it is consistent with financial models and estimates published by securities analysts, and because Lifecore’s management also evaluates the Company’s performance on this basis. See the discussion below and the reconciliation of GAAP net income to pro-forma net income information for an explanation and quantification of amounts excluded from pro-forma basis results.
Reconciliation of GAAP Net Income to Pro-Forma Net Income Information
As a result of the Company’s profitability and outlook for future periods, the Company concluded in the fourth quarter of fiscal year 2005 that it is likely to have sufficient taxable income in future periods to utilize its net operating loss (“NOL”) carry forwards. Prior to this quarter, these tax assets were reserved on the Company’s balance sheet in the form of a deferred tax valuation allowance. In accordance with GAAP, the Company released $11.9 million of this valuation reserve to fiscal 2005 fourth quarter and year-end net income. Accordingly, the Company now reports its net income as if fully taxed, using an effective tax rate of 39.7% for the fourth quarter and 38.4% for fiscal year 2006. The Company will realize the cash benefit of these NOL’s through lower actual taxes paid in future periods until the tax carry forwards are exhausted.
Pro-forma fiscal 2005 fourth quarter and fiscal year results assume comparable effective income tax rates of 33.3%.
Included in fiscal 2006 fourth quarter and year-end results are charges of $211,000 and $844,000, respectively, for expensing stock options pursuant to SFAS No. 123R, “Share-Based Payment”, which became effective July 1, 2005. The pro-forma results add back the expense to improve comparability between periods as stock option expense was not required to be recorded in last year’s results.
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A reconciliation of GAAP net income to pro-forma net income follows:
Lifecore Biomedical, Inc.
Reconciliation of GAAP Net Income to Pro-Forma Net Income Information
(Unaudited)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
	Pro-Forma	Pro-Forma	Pro-Forma	Pro-Forma
Net income, as reported	$2,411,000	$11,744,000	$7,040,000	$17,511,000

Less: Tax benefit from release of Valuation Allowance, net	—	(10,205,000)	—	(11,922,000)

Add: Remove effect of stock option expense	211,000	—	844,000	—

Pro-forma net income	$2,622,000	$1,539,000	$7,884,000	$5,589,000

Pro-forma net income per share
Basic	$0.20	$0.12	$0.60	$0.43

Diluted	$0.19	$0.11	$0.58	$0.42

Weighted average shares outstanding
Basic	13,195,771	13,028,016	13,149,611	12,974,730

Diluted	13,652,548	13,544,347	13,561,852	13,344,642

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Conference Call
As previously announced, the Company will host a conference call today at 3:45 p.m. Central Time to discuss fourth quarter and year-end results. A live web cast of the call is available through the Company’s website at www.lifecore.com. After selecting the INVESTOR INFO tab, select CALENDAR OF EVENTS from the INVESTOR INFO & RESEARCH menu at the right side of the page and follow the instructions for participation. A replay of the web cast will be available shortly after completion of the call. To select the archived replay, select AUDIO ARCHIVES from the INVESTOR INFO & RESEARCH tools menu at the right side of the screen. The conference call will also be available at www.earnings.com.
The conference call may include forward-looking statements. See the cautionary information about such statements in the “Safe-Harbor Statement” section below.
Safe-Harbor Statement
Certain statements in this release regarding Lifecore’s anticipated future sales and financial results are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Numerous risks and uncertainties may affect whether such results are actually achieved. These include the timing of orders from customers, continued market acceptance of the Company’s products, rate of sales force expansion, timing of regulatory approvals, success of new product development efforts, the likelihood and timing of the return of the Company’s adhesion prevention product to the market, and other factors. These risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K, including Exhibit 99.1, for the fiscal year ending June 30, 2005, and other, more recent filings. Actual results may differ materially from anticipated results.
About Lifecore Biomedical
Lifecore Biomedical develops, manufactures, and markets biomaterials and medical devices for use in various surgical markets.
News and general information are available through the Company’s website at www.lifecore.com or by telephone at 952-368-4300.
Contact:
Dennis J. Allingham, President and CEO
David M. Noel, Vice President of Finance and CFO
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Lifecore Biomedical, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30,	June 30,
	2006	2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$26,638,000	$18,508,000
Accounts receivable	12,564,000	10,171,000
Inventories	12,217,000	9,456,000
Deferred income taxes, net	4,865,000	4,190,000
Prepaid expense	1,084,000	780,000

Total current assets	57,368,000	43,105,000

PROPERTY, PLANT AND EQUIPMENT, NET	23,250,000	23,189,000

LONG-TERM INVENTORY	1,406,000	2,409,000
DEFERRED INCOME TAXES, NET	1,694,000	6,062,000
OTHER ASSETS	5,520,000	5,101,000

	$89,238,000	$79,866,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$6,898,000	$6,916,000
Long-term obligations	4,804,000	5,089,000
Shareholders’ equity	77,536,000	67,861,000

	$89,238,000	$79,866,000

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Lifecore Biomedical, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended				Twelve Months Ended
	June 30,				June 30,
	2006		2005		2006		2005
Net sales	$17,688,000		$14,925,000		$63,097,000		$55,695,000
Cost of goods sold	6,493,000		6,249,000		23,892,000		22,387,000

Gross profit	11,195,000		8,676,000		39,205,000		33,308,000

Operating expenses
Research and development	936,000		958,000		3,814,000		4,212,000
Marketing and sales	4,793,000		4,138,000		17,454,000		14,851,000
General and administrative	1,786,000		1,469,000		7,061,000		6,175,000

	7,515,000		6,565,000		28,329,000		25,238,000

Operating income	3,680,000		2,111,000		10,876,000		8,070,000

Other income (expense)
Interest income	258,000		108,000		753,000		217,000
Interest expense	(70,000)		(59,000)		(251,000)		(280,000)
Bond retirement expense	—		—		—		(290,000)
Currency transaction gains (losses)	98,000		(21,000)		25,000		299,000
Other	31,000		117,000		17,000		366,000

	317,000		145,000		544,000		312,000

Income before income tax (benefit)	3,997,000		2,256,000		11,420,000		8,382,000

Income tax expense (benefit)	1,586,000		(9,488,000	)(2)	4,380,000		(9,129,000	)(3)

Net Income	$2,411,000	(1)	$11,744,000	(2)	$7,040,000	(1)	$17,511,000	(3)

Net income per share
Basic	$0.18		$0.90	(2)	$0.54		$1.35	(3)

Diluted	$0.18		$0.87	(2)	$0.52		$1.31	(3)

Weighted average shares outstanding
Basic	13,195,771		13,028,016		13,149,611		12,974,730

Diluted	13,652,548		13,544,347		13,561,852		13,344,642

(1)	- Results for the current fiscal year include the effect of adopting SFAS 123R to expense stock options, which reduced net income by $211,000 and $844,000 for the fourth quarter and twelve-month period, respectively.

(2)	- Net income for the quarter was increased by a tax benefit resulting from the release of the valuation allowance of $11,922,000 or $.88 per diluted share and includes income tax expense of $751,000 applicable to fourth quarter operations and $1,717,000 to adjust tax expense for the first nine months to an annual effective rate of 33.3%.

(3)	- Net income for the year was increased by a tax benefit resulting from the release of the valuation allowance of $11,922,000 or $.89 per diluted share and reported income tax expense was 33.3%.
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Lifecore Biomedical, Inc.
Divisional Statements of Operations
Three Months Ended June 30,
(Unaudited)

	Hyaluronan Division		Oral Restorative Division		Consolidated
	2006	2005	2006	2005	2006	2005
Net sales	$5,512,000	$4,324,000	$12,176,000	$10,601,000	$17,688,000	$14,925,000
Cost of goods sold	2,346,000	2,642,000	4,147,000	3,607,000	6,493,000	6,249,000

Gross profit	3,166,000	1,682,000	8,029,000	6,994,000	11,195,000	8,676,000

Operating expenses
Research and development	573,000	622,000	363,000	336,000	936,000	958,000
Marketing and sales	237,000	137,000	4,556,000	4,001,000	4,793,000	4,138,000
General and administrative	619,000	630,000	1,167,000	839,000	1,786,000	1,469,000

	1,429,000	1,389,000	6,086,000	5,176,000	7,515,000	6,565,000

Operating income	$1,737,000	$293,000	$1,943,000	$1,818,000	$3,680,000	$2,111,000

Lifecore Biomedical, Inc.
Divisional Statements of Operations
Twelve Months Ended June 30,
(Unaudited)

	Hyaluronan Division		Oral Restorative Division		Consolidated
	2006	2005	2006	2005	2006	2005
Net sales	$20,151,000	$18,528,000	$42,946,000	$37,167,000	$63,097,000	$55,695,000
Cost of goods sold	9,204,000	9,159,000	14,688,000	13,228,000	23,892,000	22,387,000

Gross profit	10,947,000	9,369,000	28,258,000	23,939,000	39,205,000	33,308,000

Operating expenses
Research and development	2,301,000	3,073,000	1,513,000	1,139,000	3,814,000	4,212,000
Marketing and sales	670,000	512,000	16,784,000	14,339,000	17,454,000	14,851,000
General and administrative	2,692,000	2,299,000	4,369,000	3,876,000	7,061,000	6,175,000

	5,663,000	5,884,000	22,666,000	19,354,000	28,329,000	25,238,000

Operating income	$5,284,000	$3,485,000	$5,592,000	$4,585,000	$10,876,000	$8,070,000

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